Exhibit 99.1

         ATG Announces Third-Quarter 2004 Financial Results;
               Company Achieves Break-Even Performance

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Oct. 21, 2004--ATG (Art Technology Group, Inc., NASDAQ: ARTG) today announced financial results for the third quarter ended September 30, 2004. Total revenues for the third quarter of 2004 were $17.5 million, a 22 percent increase from the second quarter of 2004. ATG's sequential revenue growth in the third quarter of 2004 was due primarily to a multi-million dollar contract that the company originally expected to close in the second quarter of 2004.
    ATG reduced its total operating expenses and total cost of revenue for the third quarter of 2004 to $17.6 million, a decrease of five percent from $18.6 million in the second quarter of 2004. In accordance with accounting principles generally accepted in the United States (GAAP), ATG reported a net profit for the third quarter of 2004 of $51,000, or $0.00 per share, compared with a net loss of $4.2 million, or ($0.06) per share, for the second quarter of 2004.
    ATG's closing balance of cash, cash equivalents and marketable securities at September 30, 2004 was $29.7 million.
    For the nine months ended September 30, 2004, total revenues were $48.6 million, compared with total revenues for the nine months ended September 30, 2003 of $56.7 million. The company's GAAP net loss for the nine months ended September 30, 2004 was $6.0 million, or ($0.08) per share, compared with GAAP net income for the nine months ended September 30, 2003 of $101,000, or $0.00 per share.


FINANCIAL HIGHLIGHTS
(Millions, except per share
data and percentages)          Three Months Ended   Nine Months Ended
                               Sept. 30, Sept. 30, Sept. 30, Sept. 30,
                                   2004      2003      2004      2003
                                  ------------------------------------
Total revenues                     $17.5   $ 16.0    $ 48.6   $ 56.7
 License revenue                     6.4      5.0      15.9     22.0
   Percent of total revenues          36%      31%       33%      39%
 Services revenue                   11.1     11.0      32.7     34.7
   Percent of total revenues          64%      69%       67%      61%
Net income/(loss) (GAAP)             0.1     (3.2)     (6.0)     0.1
                                    ==================================
Net income/(loss) per diluted
 share (GAAP)                       0.00    (0.04)    (0.08)    0.00
                                    ==================================
 Net restructuring benefit             -        -         -      5.4
Net income/(loss) (non-GAAP)(a)      0.1     (3.2)     (6.0)    (5.3)
                                    ==================================
Net income/(loss) per share (non-
 GAAP)(a)                           0.00    (0.04)    (0.08)   (0.07)
                                    ==================================
Cash, cash equivalents and
 marketable securities             $29.7   $ 46.0    $ 29.7   $ 46.0
----------------------------------------------------------------------
(a) For further details surrounding non-GAAP financial information, please refer to the Financial Presentation section

    "I am very pleased with our third-quarter performance," said Bob Burke, ATG president and CEO. "We generated sequential and year-over-year revenue growth, lowered expenses, prudently managed our cash balance and achieved break-even bottom-line results for the quarter. In addition, ATG announced a definitive agreement to acquire Primus Knowledge Solutions, Inc., a leader in self- and assisted-service technologies. Following stockholder approval, ATG will begin an exciting new era."

    THIRD-QUARTER 2004 HIGHLIGHTS

    During the third quarter of 2004, ATG:

        -- Announced the definitive agreement to acquire Primus Knowledge Solutions, Inc. (Primus). In addition to the significant expense synergies anticipated from this transaction, the acquisition creates the opportunity for the combined company to sell integrated commerce and service solutions into both company's respective customer base. Stockholders of record as of September 9, 2004 are encouraged to vote in favor of this acquisition prior to ATG's special meeting of stockholders, which is scheduled for 10:00 a.m. (ET) on October 22, 2004.

        -- Won business from 7 new and many existing customers, including Adelphia, Bell Canada, The Body Shop Online, The Container Store, GT Brands, J. Crew, Media News Group, Nintendo of Europe, Plantronics, SBC Smartpages and
            Veritas.

        -- Earned KMWorld Editor's Choice Award as a Trend Setting product for 2004 with ATG Adaptive Customer Assistance
            (ACA). ACA is a powerful Web self-service solution that builds on ATG's acknowledged industry leadership in guided customer experience software to provide users with more relevant and personal answers to their service questions. KMWorld is the leading information provider serving the Knowledge Management systems market.

    OUTLOOK

    In view of the impending Primus acquisition, ATG does not expect to provide financial guidance for the fourth quarter of 2004. ATG anticipates that it will provide forward looking guidance for the combined companies later in the current quarter, once the acquisition has closed and the initial integration of the two companies has been completed.

    CONFERENCE CALL INFORMATION

    ATG management will discuss the company's third-quarter 2004 results, as well as other topics on its quarterly conference call for investors at 5:30 p.m. ET today. The conference call will be broadcast live over the Internet. Investors interested in listening to the Webcast should log onto the "Investor Relations" section of ATG's website, located at www.atg.com.

    FINANCIAL PRESENTATION

    The company is providing non-GAAP financial measures as the company believes that these figures are helpful in allowing individuals to more accurately assess the ongoing nature of ATG's core operations. Net income/(loss) (non-GAAP) and net income/(loss) per share (non-GAAP) exclude the net effects of restructuring actions. These restructuring benefits and charges have been excluded from non-GAAP financial measures as management does not believe that they are representative of underlying trends in the company's performance and their exclusion provides individuals with additional information to more readily compare the company's results over multiple periods. The company uses the presented non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
    Please note that certain amounts reported in previous periods have been reclassified to conform to the current period presentation. Such reclassifications were not material.

    ABOUT ATG

    ATG (Art Technology Group, Inc., NASDAQ: ARTG) delivers innovative software to help high-end consumer-facing companies create a richer, more adaptive interactive experience for their customers and partners online and via other channels. ATG has delivered category-leading e-business solutions to many of the world's best-known brands including A&E Networks, American Airlines, AT&T Wireless, Best Buy, Fidelity Investments, France Telecom, Friends Provident, Hewlett-Packard, InterContinental Hotels Group, Kingfisher, Merrill Lynch, Neiman Marcus, Philips, Procter & Gamble, Target, US Army, US Federal Aviation Administration, Warner Music, and Wells Fargo. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America, Europe, and Asia. For more information about ATG, please visit www.atg.com.

    (C) 2004 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks of Art Technology Group, Inc., and ATG Adaptive Customer Assistance is its service mark. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

    ADDITIONAL INFORMATION ABOUT THE PRIMUS ACQUISITION AND WHERE TO
FIND IT

    ATG has filed a registration statement on Form S-4 in connection with the Primus transaction, and ATG and Primus have mailed a joint proxy statement/prospectus to their respective stockholders in connection with the transaction. Investors and security holders of ATG and Primus are urged to read the joint proxy statement/prospectus because it contains important information about ATG, Primus and the transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus at the SEC's Web site at www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained from ATG or Primus. ATG and Primus file annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC's public reference rooms located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC's other public reference rooms. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. The reports, statements and other information filed by ATG and Primus with the SEC are also available for free at the SEC's Web site at www.sec.gov. A free copy of these reports, statements and other information may also be obtained from ATG or Primus.
    The executive officers and directors of ATG and Primus may be deemed to be participants in the solicitation of proxies from the stockholders of Primus and ATG in favor of the acquisition. A description of the interests of ATG's executive officers and directors in ATG is set forth in the proxy statement for ATG's 2004 Annual Meeting of Stockholders, which was filed with the SEC. A description of the interests of Primus' executive officers and directors in Primus is set forth in the proxy statement for Primus' 2004 Annual Meeting of Stockholders, which was filed with the SEC. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of ATG's and Primus' executive officers and directors in the acquisition by reading the joint proxy statement/prospectus filed with the SEC.

    This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include those regarding the company's ability to close the Primus acquisition. Such statements involve known and unknown risks and uncertainties that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important risk factors affecting ATG's business generally may be found in their periodic reports and registration statements filed with the Securities and Exchange Commission at www.sec.gov. Risk factors related to the subject matter of this press release include the possibilities that stockholder approvals necessary to complete the acquisition may not be obtained, or may be delayed; that ATG may not be successful in integrating Primus' business with its own; that depreciation, amortization and potential impairment charges associated with the acquisition could adversely affect the combined company's results of operations; that ATG's and Primus' partners, customers or investors may react unfavorably to the combination; that if the acquisition is not completed or is delayed , ATG's and Primus' businesses may be harmed; the risks and costs of potential and existing intellectual property litigation; the possibility that either company's product deployments will not be successful, on time or significantly enhance the user's Internet experience or handle user volumes; that those customers leveraging the combined companies' products won't have the opportunity to increase revenue and decrease future costs; the need to adapt to rapid changes so products do not become obsolete; the possibility of errors in both companies' software products; the possibility that the company will not be successful in combining the companies' solutions or the companies' combined solutions will not make customer implementations faster or more flexible or permit the customer to meet its customer-facing or infrastructure requirements; that the companies' products will not continue to be integrated with third party applications or application servers or will not support all Web services enabled systems; and that ATG's product strategy may change in the future. ATG undertakes no obligation to update any of the forward-looking statements after the date of this press release.


                      Art Technology Group, Inc.
            Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)
                              (Unaudited)
                            Three Months Ended     Nine Months Ended
                          Sept. 30,   Sept. 30,   Sept. 30,  Sept. 30,
                              2004        2003        2004       2003
                        ----------------------------------------------
Revenues:
  Product license        $    6,376  $    5,001 $   15,884  $  21,971
  Services                   11,105      11,008     32,739     34,769
                          --------------------------------------------
   Total Revenues            17,481      16,009     48,623     56,740

Cost of Revenues:
  Product license               447         530      1,177      1,661
  Services                    4,916       4,616     14,826     15,460
                          --------------------------------------------
   Total Cost of
    Revenues                  5,363       5,146     16,003     17,121
                          --------------------------------------------

Gross Profit                 12,118      10,863     32,620     39,619
                          --------------------------------------------
  Gross profit  %                69%         68%        67%        70%

Operating Expenses:
  Research & development      3,676       4,187     11,956     14,028
  Sales & marketing           6,624       7,567     21,196     24,449
  General &
   administrative             1,946       2,321      5,615      7,351
  Restructuring                   -           -          -     (5,442)
                          --------------------------------------------
   Total Operating
    Expenses                 12,246      14,075     38,767     40,386

Income/(loss) from
 Operations                    (128)     (3,212)    (6,147)      (767)

Interest and Other
 Income, net                    175          17        192        868
                          --------------------------------------------

Income/(loss) before
 provision for income
 taxes                           47      (3,195)    (5,955)       101
Provision/(benefit) for
 income taxes                    (4)          -         28          -
                          --------------------------------------------

Net Income/(loss)        $       51  $   (3,195)$   (5,983) $     101
                          ============================================

Basic net income/(loss)
 per share               $     0.00  $    (0.04)$    (0.08) $    0.00
                          ============================================

Diluted net
 income/(loss) per share $     0.00  $    (0.04)$    (0.08) $    0.00
                          ============================================

Basic weighted average
 common shares
 outstanding                 73,882      72,052     73,486     71,503
                          ============================================

Diluted weighted average
 common shares
 outstanding                 74,151      72,052     73,486     73,398
                          ============================================



                      Art Technology Group, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)
                              (Unaudited)
                                                   As of the period
                                                         ended
                                                  Sept. 30,   Dec. 31,
                                                      2004       2003
                                                 ---------------------
                     Assets
 Current assets:
 Cash, cash equivalents and marketable securities $  24,972 $  41,584

 Accounts receivable, net                            13,877    15,364
 Prepaid expenses and other current assets            1,866     1,949
                                                   -------------------
   Total current assets                              40,715    58,897

 Property and equipment, net                          2,694     3,751
   Long-term marketable securities                    4,775         -
   Other assets                                       3,980     4,712
                                                   -------------------
     Total assets                                 $  52,164 $  67,360
                                                   ===================

      Liabilities and Stockholders' Equity
 Current liabilities:
 Accounts payable                                 $   1,806 $   1,146
 Accrued expenses                                     9,850    12,363
 Deferred revenue                                    14,008    14,915
 Accrued restructuring short-term                     4,221     9,427
                                                   -------------------
   Total current liabilities                         29,885    37,851

 Accrued restructuring long-term                      6,199     8,572

   Stockholders' equity                              16,080    20,937
                                                   -------------------
   Total liabilities and stockholders' equity     $  52,164 $  67,360
                                                   ===================


    CONTACT: ATG
             Ed Terino, 617-386-1005
             eterino@atg.com
             or
             Jerry Sisitsky, 617-386-1158
             jsisitsk@atg.com